EXHIBIT 11.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Premier Income Trust and
Putnam Master Income Trust:

We consent to the use of our report dated September 3, 2004 for Putnam Premier Income Trust and our report dated December 9, 2003 for Putnam Master Income Trust incorporated herein by reference and to the references to our firm under the caption "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                                   KPMG LLP

Boston, Massachusetts
September 24, 2004